Filed pursuant to Rule 433(d)

Registration Statement No. 333-133170-01

*ABS NEW ISSUE* $709mm WFNMT 2009-A ** PRICED **

*NEW ISSUE* $709mm World Financial Network (WFNMT) 2009-A

JT LEADS: Barclays Capital/JPM

CO’S: RBS/RBC/Wach

*** TALF ELIGIBLE ***

Cls	$AMT(mm)	S&P/FTCH/DBRS	WAL	E.FINAL	BENCH	SPREAD	YLD	Cpn	$px

A	560.000	AAA/AAA/AAA	2.59	11/15/2011	3yr Swp	+280	4.678	4.6%	99.91957

M	26.582	AA/AA/AA	2.59	*** Not Offered ***

B	33.671	A/A+/A	2.59	*** Not Offered ***

C	88.608	BBB/BBB/BBB	2.59	*** Not Offered ***

EXPECTED SETTLE: 4/14/09

1st Pmt: 5/15/2009

Legal Final: 09/2015

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.